CLEAR Announces Third Quarter 2026 Financial Results

NEW YORK, November 4, 2026 – Clear Secure, Inc. (NYSE: YOU), the secure identity company, has released financial results for the third quarter 2026 on its Investor Relations website at https://ir.clearme.com.

Third Quarter Financial Highlights
(percentage change is expressed as year-over-year, unless otherwise specified)
●Revenue of $292.9 million was up 27.8%; Total Bookings of $323.5 million increased 24.4%
●Operating income of $82.9 million, representing a 28.3% operating income margin
●Net income of $75.3 million, representing a 25.7% net income margin and 600 basis points of year-over-year margin expansion
●Adjusted EBITDA of $103.9 million, representing a 35.5% Adjusted EBITDA margin and 490 basis points of year-over-year margin expansion
●Earnings per Common Share Basic and Diluted of $0.53 and $0.52, respectively
●Net cash used in operating activities of $(98.6) million; Free Cash Flow of $(103.8) million; both figures reflect the approximately $315 million settlement of our accrued partnership liabilities

Operational Achievements
●Total CLEAR Members grew to 46.7 million, up 30.7% year-over-year and Active CLEAR+ Members grew to 8.5 million, up 14.5% year-over-year, as of September 30, 2026
●62 CLEAR+ airports and 285 retail locations with TSA PreCheck® Enrollment Provided by CLEAR as of September 30, 2026; launched at Tampa International Airport in early November, bringing our network to 63 CLEAR+ airports
●eGates launched across 53 airports as of today; expect to cover the vast majority of our network by the end of 2026
●CLEAR Concierge, a premium, personalized airport service now offered at 42 airports
●CLEAR1 delivered a milestone quarter with strong demand across core verticals; announced a pilot with the U.S. Department of Veterans Affairs in October to reimagine the Veteran experience across digital and physical touchpoints

Capital Allocation Activities
●Approximately $191.4 million returned to shareholders in the third quarter of 2026, with $20.5 million related to our regular quarterly dividend of $0.15 per share and distributions, and $170.9 million related to share repurchases
●Clear Secure, Inc. announced today that its Board of Directors authorized a $175.0 million increase to its existing Class A Common Stock share repurchase program, resulting in an aggregate remaining authorization of approximately $254.4 million
●Clear Secure, Inc. additionally announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share, payable on December 24, 2026 to shareholders of record of Class A Common Stock as of the close of business on December 10, 2026

Fourth Quarter and Full Year 2026 Guidance
●Fourth quarter 2026 Revenue of $299-302 million, representing 24.8% year-over-year growth at the midpoint
●Fourth quarter 2026 Total Bookings of $335-340 million, representing 17.6% year-over-year growth at the midpoint
●Full Year 2026 Free Cash Flow guidance increased from at least $480 million to at least $490 million, representing at least 42.8% year-over-year growth

“CLEAR's secure identity platform extends from homeland security to cybersecurity. With nearly 50 million Members and a network of partners, we are bringing safer and easier experiences to more people in more places. Our strong third quarter results show the value Members and partners see in CLEAR. Identity is security and in today’s environment, that is more important than ever."
said Caryn Seidman Becker, CLEAR’s CEO

Conference Call Details
CLEAR will host a conference call to discuss these results at 8:00 AM (ET) today. Investors and analysts can access the live teleconference call by dialing toll-free 877-407-3089 for U.S. participants and +1-215-268-9854 for international participants. Listeners can access the live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=zwB0zdxd. A webcast replay will be available after the event on the investor relations website at https://ir.clearme.com.

About CLEAR
The mission of CLEAR, the secure identity company, is to strengthen security and create frictionless experiences. With over 46 million Members and a growing network of partners across the world, CLEAR's secure identity platform is transforming the way people live, work, and travel. Whether you are traveling, at the stadium, or on your phone, CLEAR connects you to the things that make you, you—making everyday experiences easier, more secure, and friction-free. CLEAR is committed to privacy done right. Members are always in control of their own information, and we do not sell biometric or sensitive personal data. For more information, visit clearme.com.

Key Performance Indicators

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Total Bookings (in millions)	$260.1	$287.1	$291.7	$295.9	$323.5
Total CLEAR Members (in thousands)	35,751	37,998	40,986	43,501	46,741
Active CLEAR+ Members (in thousands)	7,399	7,616	8,167	8,329	8,474
Definitions of Key Performance Indicators
To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total CLEAR Members, and Active CLEAR+ Members.

Total Bookings
Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR+ subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator.
Total CLEAR Members
We define Total CLEAR Members as the cumulative number of Members that have registered for the CLEAR platform since inception as of the end of the period. This includes Members who have enrolled through CLEAR+, trials, single-use product purchases, other non-paid uses of the CLEAR platform, and associated family accounts. Total CLEAR Members exclude members who are solely marketing opt-ins and purged accounts, and are adjusted to remove identified duplicate non-paid accounts. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new Members are potentially a current and leading indicator of revenues.
Active CLEAR+ Members
We define Active CLEAR+ Members as the number of members with an active CLEAR+ subscription as of the end of the period. This includes CLEAR+ members who have an activated payment method, plus associated family accounts and is inclusive of Members who are in a trial or in a billing grace period. Management views this as an important tool to measure the growth of its CLEAR+ product.

Prior period Active CLEAR+ Members have been recast to reflect the removal of certain lapsed accounts identified in connection with a billing system transformation project undertaken during 2025. This recast had no impact on our consolidated financial statements or non-GAAP financial measures. There has been no other change in the calculation of Active CLEAR+ Members.

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$35,353	$85,734
Marketable securities	597,616	614,439
Accounts receivable	922	1,925
Prepaid revenue share fee	34,878	29,679
Prepaid expenses and other current assets	37,519	32,837
Total current assets	706,288	764,614
Property and equipment, net	62,362	59,331
Right of use asset, net	96,058	100,048
Intangible assets, net	2,431	2,753
Goodwill	62,684	62,684
Restricted cash	—	2,764
Other assets	332,659	311,198
Total assets	$1,262,482	$1,303,392
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,535	$7,156
Accrued liabilities	96,374	236,543
Deferred revenue	603,646	516,201
Total current liabilities	712,555	759,900
Other long term liabilities	419,445	339,107
Total liabilities	1,132,000	1,099,007
Commitments and contingencies
Class A Common Stock, $0.00001 par value - 1,000,000,000 shares authorized; 99,500,209 and 99,478,920 shares issued and outstanding, respectively, as of September 30, 2026 and 97,988,039 and 97,986,631 shares issued and outstanding, respectively, as of December 31, 2025	1	1
Class B Common Stock, $0.00001 par value - 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2026 and 351,787 shares issued and outstanding as of December 31, 2025	—	—
Class C Common Stock, $0.00001 par value - 200,000,000 shares authorized; 31,779,772 shares issued and outstanding as of September 30, 2026 and 15,745,891 shares issued and outstanding as of December 31, 2025	—	—
Class D Common Stock, $0.00001 par value - 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2026 and 19,130,246 shares issued and outstanding as of December 31, 2025	—	—
Accumulated other comprehensive (loss) income	(2,561)	840
Treasury stock at cost, 0 shares as of September 30, 2026 and December 31, 2025	—	—
Retained earnings	122,762	119,791
Additional paid-in capital	—	57,102
Total stockholders’ equity attributable to Clear Secure, Inc.	120,202	177,734
Non-controlling interests	10,280	26,651
Total stockholders’ equity	130,482	204,385
Total liabilities and stockholders’ equity	$1,262,482	$1,303,392

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$292,850	$229,193	$823,610	$660,028

Operating expenses:
Cost of revenue share fee	42,986	31,679	119,153	92,444
Cost of direct salaries and benefits	49,111	47,728	145,360	146,169
Research and development	20,330	17,996	57,553	55,224
Sales and marketing	17,691	12,938	50,797	40,809
General and administrative	72,992	58,816	202,563	172,086
Depreciation and amortization	6,814	7,424	20,305	20,724
Operating income	82,926	52,612	227,879	132,572

Other income (expense):
Interest income, net	8,914	6,622	23,607	18,580
Other income (expense), net	1,274	1,641	3,728	(1,966)
Income before tax	93,114	60,875	255,214	149,186
Income tax expense	(17,772)	(15,731)	(51,178)	(27,584)
Net income	75,342	45,144	204,036	121,602
Less: net income attributable to non-controlling interests	22,171	16,865	62,020	43,196
Net income attributable to Clear Secure, Inc.	$53,171	$28,279	$142,016	$78,406

Net income per share of Class A Common Stock and Class B Common Stock
Net income per common share basic, Class A	$0.53	$0.29	$1.41	$0.82
Net income per common share basic, Class B	$0.53	$0.29	$1.41	$0.82
Net income per common share diluted, Class A	$0.52	$0.29	$1.39	$0.81
Net income per common share diluted, Class B	$0.52	$0.29	$1.39	$0.81
Weighted-average shares of Class A Common Stock outstanding, basic	101,190,200	95,912,490	100,371,022	94,744,889
Weighted-average shares of Class B Common Stock outstanding, basic	1,650	503,961	152,473	597,245
Weighted-average shares of Class A Common Stock outstanding, diluted	102,717,080	97,832,791	102,230,200	96,465,599
Weighted-average shares of Class B Common Stock outstanding, diluted	1,650	503,961	152,473	597,245

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(dollars in thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities:
Net income	$204,036	$121,602
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation of property and equipment	19,980	17,529
Amortization of intangible assets	325	3,195
Noncash lease expense	4,776	4,759
Impairment of strategic investment	—	4,719
Equity-based compensation	36,075	27,674
Deferred income tax	28,557	19,306
Amortization of revolver loan costs	82	99
Gain on divestiture of a business	—	(635)
Premium amortization and (discount accretion), net on marketable securities	(1,516)	(744)
Changes in operating assets and liabilities:
Accounts receivable	1,003	(1,285)
Prepaid expenses and other assets	(3,951)	(500)
Prepaid revenue share fee	(5,198)	(1,842)
Accounts payable	5,366	(6,160)
Accrued and other long term liabilities	(79,572)	(36,147)
Deferred revenue	87,445	30,046
Operating lease liabilities	(4,450)	(7,584)
Net cash provided by operating activities	$292,958	$174,032

Investing activities:
Purchases of marketable securities	(663,544)	(475,971)
Sales of marketable securities	676,249	565,072
Proceeds from divestiture	—	2,700
Purchase of strategic investment	—	(514)
Purchases of property and equipment	(22,319)	(18,318)
Net cash (used in) provided by investing activities	$(9,614)	$72,969

Financing activities:
Repurchase of Class A Common Stock	(172,185)	(126,345)
Payment of dividend	(45,258)	(35,621)
Payment of special dividend	(20,105)	(25,316)
Distributions to members	(14,634)	(14,310)
Tax distribution to members	(17,857)	(26,096)
Payment of taxes on net settled stock-based awards	(51,918)	(10,881)
Debt issuance costs	(325)	—
Payments under tax receivable agreements	(14,254)	(334)
Net cash used in financing activities	$(336,536)	$(238,903)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(53,192)	8,098
Cash, cash equivalents, and restricted cash, beginning of period	88,498	70,348
Exchange rate effect on cash and cash equivalents, and restricted cash	47	85
Cash, cash equivalents, and restricted cash, end of period	$35,353	$78,531

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, net income margin, net cash provided by (used in) operating activities or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our Non-GAAP financial measures are expressed in thousands, unless otherwise indicated. We periodically reassess the components of our Non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions to ensure the adjustments remain relevant and meaningful.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income adjusted for income taxes, interest (income), net, depreciation and amortization, impairment and losses on asset disposals, equity-based compensation expense, net other (income) expense excluding sublease rental income, acquisition-related costs and changes in fair value of contingent consideration. We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are important financial measures used by management and our board of directors (“Board”) to evaluate business performance. We believe Adjusted EBITDA and Adjusted EBITDA Margin assist investors in evaluating the performance of the Company’s core operations by excluding certain items that impact the comparability of results from period to period.

Free Cash Flow
We define Free Cash Flow as net cash (used in) provided by operating activities adjusted for purchases of property and equipment. We believe Free Cash Flow provides useful information to management and investors about the Company’s liquidity and cash flow trends. With regards to our CLEAR+ subscription service, we generally collect cash from our Members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business.
Information reconciling forward-looking net cash provided by operating activities to our free cash flow guidance is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliation. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future net cash provided by operating activities.

See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures.

Cautionary Note Concerning Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, capital structure, business strategy and plans and objectives of management for future operations, as well as statements regarding planned eGate rollout timing, the expected outcomes of our partnerships and pilot programs with government agencies, including the Centers for Medicare & Medicaid Services and the U.S. Department of Veterans Affairs, the amount and timing of future share repurchases and dividends, the expansion of our airport network and premium services, including CLEAR Concierge, our expectations regarding full-year Adjusted EBITDA margin, the expected timing and amount of payments under our agreement with our credit card partner, the expected quarterly distribution of Free Cash Flow beginning in 2027, anticipated growth in Members and average revenue per Member, the timing of large CLEAR1 contracts, our expected use of artificial intelligence and our expansion into cybersecurity markets, the launch, adoption and expected benefits of new products and features, including updates to the CLEAR app, the expected benefits of our integrations with technology partners and our cross-sell and upsell opportunities, business momentum, growth, anticipated demand for our products and services and our business prospects during 2026 and 2027, as well as our guidance for the fourth quarter and full year 2026. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,”

“potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties (some of which are beyond the Company’s control), and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to: risks relating to adding and retaining Members and partners, including Active CLEAR+ Members, or failing to increase the utilization of our platform; our inability to meet stakeholder expectations or maintain the value and reputation of our brand; failure to successfully compete, and the highly competitive market in which we operate; risks associated with government contracts and pilot programs, including that pilots may not lead to definitive agreements or broader deployment, and that such contracts may be subject to appropriations and termination for convenience; the timing and amount of payments under our partner arrangements, including our agreement with our credit card partner, which may cause Free Cash Flow to vary from period to period; delays in eGate deployment, including approvals from airport operators and governmental stakeholders; risks associated with our development and use of artificial intelligence, including that it may not deliver expected efficiencies or market adoption; our estimates of market opportunity may prove inaccurate; risks associated with the increased adoption of new technological solutions and services, including third-party identity verification solutions and credential authentication solutions; public confidence in, and acceptance of, identity platforms and biometrics generally, and our platform specifically; failure to successfully implement strategies to increase adoption of our platform or expand into new verticals; risks associated with our commercial agreements and strategic alliances, as well as potential indemnification obligations and certain of our agreements with third parties; risks related to the dependence of portions of our business and results of operations on concessionaire agreements; risks associated with our growth and ability to develop and introduce platform features and offerings, and the need for adequate research and development resources; risks associated with any decline or disruption in the travel industry or a general economic downturn; risks related to our need for additional capital to support our business growth and objectives, and risks that this capital may not be available to us on reasonable terms (or at all) and may result in shareholder dilution; risks associated with acquisitions and other strategic transactions; the need for high-quality personnel; risks associated with the complexity of our platform, including the negative impacts of any errors, system failures or the failure to successfully implement upgrades or new technology; the risk that our marketing efforts may not be effective; risks associated with changes in the Internet browsers and mobile device accessibility of Members; the ability to maintain our corporate culture; risks associated with payment processing; risks relating to prospective public private partnerships in airports; potential adverse impacts of climate change; our limited experience operating outside of the United States and risks associated with international operations; risks associated with breaches of our information technology systems or those of third parties upon which we rely, protection of our intellectual property, technology and confidential information and failures by third-party technology and devices on which our business relies; our reliance on third-party technology and information systems and our ability to find alternatives if such technology and information systems fail; potential liability due to the infringement on third-party intellectual property by technologies that we incorporate into our products; our ability to meet the standards set for our airport operations by governmental stakeholders; the risk that we may be sued by third parties for alleged infringement, misappropriation or other violations of intellectual property and other proprietary rights; risks associated with the actual or perceived failure to comply with applicable biometrics, artificial intelligence, health information and data privacy laws; failure to comply with the constantly evolving laws and regulations that we are or may become subject to; potential legal proceedings, regulatory disputes and governmental inquiries; coverage afforded under our insurance policies may be inadequate; risks associated with the use of “open source” software; limitations of the SAFETY Act’s liability protections; risks associated with our financial performance, including the risk of increased expenses and net losses in the near term and our ability to achieve or sustain profitability in the future; the failure of our estimates or judgments relating to our critical accounting policies; the risk that our focus on delivering a safe, reliable, predictable and frictionless Member experience may not maximize short-term financial results, which may yield results that conflict with the market’s expectations and could result in our stock price being negatively affected; risks associated with our structure as a holding company, and our reliance on Alclear Holdings, LLC for certain distributions; risks associated with dividend payments and share repurchases; risks associated with our organizational structure, including those related to our Tax Receivable Agreement; the control of the Company by our co-founder, whose interests in our business may be different than those of our other stockholders; restrictions under our Credit Agreement; the unpredictable nature of tax attributes that will impact our tax treatment; substantial future sales of shares of our Class A Common Stock could cause our stock price to fall; failure to maintain adequate internal controls; the risk that provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third party; the volatility of our stock price; risks related to the founder performance-based restricted stock unit awards granted at the time of our initial public offering; future issuances of securities, including preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock; and other risks and uncertainties indicated in the Company’s Securities and Exchange Commission (the "SEC") reports or documents filed or to be filed with the SEC. Forward-looking statements included in this release speak only as of the date of this release or any earlier date specified for such statements. The Company disclaims any obligation to update any forward-looking statements contained herein. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements .

Reconciliation of Net Income to Adjusted EBITDA and Net Income Margin to Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net income	$75,342	$45,144	$204,036	$121,602
Income tax expense	17,772	15,731	51,178	27,584
Interest (income), net	(8,914)	(6,622)	(23,607)	(18,580)
Other (income) expense, net	(829)	(1,197)	(2,393)	3,307
Depreciation and amortization	6,814	7,424	20,305	20,724
Equity-based compensation expense	13,676	9,583	36,075	27,674
Adjusted EBITDA	$103,861	$70,063	$285,594	$182,311

Revenue	$292,850	$229,193	$823,610	$660,028
Net income Margin	25.7%	19.7%	24.8%	18.4%
Adjusted EBITDA Margin	35.5%	30.6%	34.7%	27.6%
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$(98,565)	$(47,299)	$292,958	$174,032
Purchases of property and equipment	(5,260)	(6,171)	(22,319)	(18,318)
Free Cash Flow	$(103,825)	$(53,470)	$270,639	$155,714

Investor Contact
CLEAR
ir@clearme.com

Media Contact
CLEAR
media@clearme.com